Exhibit 99.1

FuelCell Energy Appoints New Director to its Board

Career includes service under three presidential administrations, at two distinguished law firms and at Northrop Corporation

DANBURY, Conn. -- Feb. 4, 2008 -- FuelCell Energy, Inc. (NasdaqNM: FCEL), a leading manufacturer of high efficiency ultra-clean power plants using a variety of fuels for commercial, industrial and utility customers, today named Togo Dennis West, Jr., 65, Chairman of the Board of Noblis, Inc. and of TLI Leadership Group, to its Board of Directors.

During Secretary West’s distinguished career he has held senior positions in three presidential administrations, spanning both political parties; was a partner and an of-counsel attorney with two distinguished national law firms; was a senior officer in one of the nation’s largest aerospace corporations; and served his country as a military officer, senior Defense Department leader, Justice Department official and Cabinet member.

“We’re delighted to welcome Secretary West to our Board,” said R. Daniel Brdar, Chairman and CEO of FuelCell Energy. “He brings a wealth of experience in both the public and private sector to our Board.”

In the administration of President Gerald R. Ford, Secretary West was Associate Deputy Attorney General in the U.S. Department of Justice. Under President Jimmy Carter’s administration, he was General Counsel of the Navy, then Special Assistant to the Secretary and the Deputy Secretary of Defense, and, later, General Counsel of the Department of Defense. During the first Clinton administration he was Secretary of the Army and, during the President’s second term, was named Secretary of Veterans Affairs and a member of the President’s Cabinet.

During his career in private practice, Secretary West was a partner at the New York law firm of Patterson, Belknap, Webb and Tyler and was of counsel to the Washington D.C.-based law firm of Covington & Burling. Secretary West was also the Senior Vice President for Government Affairs with defense contractor Northrop Corporation prior to serving as Secretary of the Army.

Secretary West received a Bachelor of Science degree in electrical engineering and his law degree from Howard University. His appointment brings the FuelCell Energy’s Board membership to ten.

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About FuelCell Energy Inc.

FuelCell Energy is the world leader in the development and production of stationary fuel cells for commercial, industrial, municipal and utility customers. FuelCell Energy’s ultra-clean and high efficiency DFC® fuel cells are generating power at over 40 locations worldwide. The company’s power plants have generated more than 200 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing as well as natural gas and other hydrocarbon fuels. FuelCell Energy has partnerships with major power plant developers, trading companies and power companies around the world. The company also receives substantial funding from the US Department of Energy and other government agencies for the development of leading edge technologies such as hybrid fuel cell/turbine generators and solid oxide fuel cells. For more information please visit our website at www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

CONTACT:
FuelCell Energy, Inc.
Lisa Lettieri
203-830-7494
ir@fce.com